Exhibit 21




                                  SUBSIDIARIES

                                                              STATE OR OTHER
                                                              JURISDICTION OF
                                                              INCORPORATION
                                                              ---------------
Cooperative Bank                                              North Carolina

Lumina Mortgage Company (1)                                   North Carolina

CS&L Holdings, Inc. (1)                                       Virginia

CS&L Real Estate Trust, Inc. (2)                              North Carolina

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(1) Wholly owned subsidiary of Cooperative Bank
(2) Majority owned subsidiary of CS&L Holdings, Inc.